Exhibit 3.236

BY-LAWS

OF

ANESTHESIA AND PAIN MANAGEMENT SERVICES OF CALIFORNIA, INC.

ARTICLE I

MEETINGS OF SHAREHOLDERS

Section 1 Annual Meeting. The annual meeting of the shareholders of Anesthesia and Pain Management Services of California, Inc. (the “Corporation”) for the election of officers and for all other business as may properly come before the meeting shall be held at the time and place designated by the Board of Directors within or without the State of California.

Section 2 Special Meeting. Special meetings of the shareholders shall be held when directed by the President or the Chairman of the Board of Directors or when requested in writing by shareholders holding at least ten (10) percent of the Corporation’s stock having the right and entitled to vote at that meeting, unless a greater percentage not to exceed fifty (50) percent is required by the Articles of Incorporation. A meeting requested by shareholders shall be called for a date not less than 10 nor more than 60 days after the request is made. The call for the meeting shall be issued by the Secretary, unless the President or the Chairman of the Board of Directors, or shareholders requesting the calling of the meeting designate another person to do so. Only business within the purposes described in the notice required in Section 4 of this Article may be conducted at a special shareholders’ meeting.

Section 3 Place. Meetings of the shareholders will be held at the principal place of business of the Corporation or at any other place as is designated by the Board of Directors within or without the State of California.

Section 4 Notice. A written notice of each meeting of shareholders, signed by the Secretary or the person authorized to call the meeting, shall be mailed to each shareholder having the right and entitled to vote at the meeting at the address as it appears on the records of the Corporation, not less than 10 nor more than 60 days before the date set for the meeting. The record date for determining shareholders entitled to vote at the meeting will be a date fixed by the Board of Directors. The notice shall state the time and place the meeting is to be held. A notice of a special meeting shall also state the purposes of the meeting. A notice of meeting shall be sufficient for that meeting and any adjournment of it. If a shareholder transfers any shares after the notice is sent, it shall not be necessary to notify the transferee. All shareholders may waive notice of a meeting before, at or after the meeting.

Section 5 Shareholder Quorum. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Any number of shareholders, even if less than a quorum, may adjourn the meeting from time to time and place to place without further notice until a quorum is obtained.

Section 6 Shareholder Voting. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders unless otherwise provided by law, but in no event shall a quorum consist of less than one-third of the shares entitled to vote. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. The books of record of shareholders shall be produced at a shareholders’ meeting upon the request of any shareholder.

Section 7 Proxies. A shareholder entitled to vote at any meeting of shareholders or any adjournment of a meeting my vote in person or by proxy executed in writing and signed by the shareholder or his attorney-in-fact. The appointment of proxy will be effective when received by the Corporation’s Secretary or other officer or agent authorized to tabulate votes. If a proxy designates two or more persons to act as proxies, a majority of these persons present at the meeting, or if only one is present, that one, has all of the powers conferred by the instrument upon all the persons designated unless the instrument otherwise provides. No proxy shall be valid more than 11 months after the date of its execution unless a longer term is expressly stated in the proxy.

Section 8 Validation. If shareholders who hold a majority of the voting stock entitled to vote at a meeting are present at the meeting, and sign a written consent to the meeting on the record, the acts of the meeting shall be valid, even if the meeting was not legally called and noticed.

Section 9 Conduct of Business Without Meeting by Shareholders. Any action of the shareholders may be taken without a meeting if written consents, setting forth the action taken, are signed by at least a majority of shares entitled to vote and are delivered to the Corporation’s principal place of business, Secretary, or other officer or agent of the Corporation having custody of the Corporation’s books within 60 days after the date that the earliest written consent was delivered.

Within 10 days after obtaining an authorization of an action by written consent, notice shall be given to those shareholders who have not consented in writing or who are not entitled to vote on the action. The notice shall fairly summarize the material features of the authorized action. If the action creates dissenters’ rights, the notice shall contain a clear statement of the right of dissenting shareholders to be paid the fair value of their shares upon compliance with and as provided for by the California General Corporation Law (“GCL”).

Section 10 Qualification of Shareholders. Any shareholder of the Corporation must be a “licensed person” as that term is defined in Section 13401(d) of the Moscone-Knox Professional Corporation Act.

ARTICLE II

BOARD OF DIRECTORS

Section 1 Function. The business and affairs of the corporation shall be managed and all corporate power shall be exercised, by or under the direction of the board of directors. Each director shall be and continuously remain a shareholder and a licensed person as defined by Cal. Corp. Code section 13401(d). If a director ceases to be an eligible shareholder or becomes a disqualified person as defined by Cal. Corp. Code section 13401(e), he or she shall immediately cease to be a director on the effective date of disqualification and his or her office as director shall become vacant without the necessity of corporate action.

Section 2 Compensation. The shareholders shall have authority to fix the compensation of directors. Unless specifically authorized by a resolution of the shareholders, the directors shall serve in that capacity without compensation.

Section 3 Presumption of Assent. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he objects at the beginning of the meeting (or promptly upon arriving) to the holding of the meeting or transacting the specified business at the meeting, or if the director votes against the action taken or abstains from voting because of an asserted conflict of interest.

Section 4 Number. The Corporation shall have one (1) director but not more than three (3). The number of directors may be increased or decreased from time to time by the Board of Directors, provided that the Corporation must have at least one (1) director at all times.

Section 5 Election and Term. Each person elected as a member of the initial Board of Directors and the person elected as Chairman of the Board of Directors (the “Chairman”) shall hold office until the first annual meeting of shareholders and until their successors have been elected and qualified or until their earlier resignation, removal from office of death. At each annual meeting of shareholders, the shareholders shall elect directors and a Chairman to hold office until the next annual meeting or removal from office pursuant to Section 7 of this Article, or until their earlier resignation or death. The Chairman shall preside at all meetings of directors and of shareholders. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

Section 6 Vacancies. Any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, may be filled by the shareholders or by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, or by a sole remaining director. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders. If there are no remaining directors, the vacancy shall be filled by the shareholders.

Section 7 Removal of Directors. At a meeting of shareholders, any director or the entire Board of Directors may be removed, with or without cause, provided the notice of the meeting states that one of the purposes of the meeting is the removal of the director. A director may be removed only if the number of votes cast to remove him exceeds the number of votes cast against removal.

Section 8 Quorum and Voting. A majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business. The act of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 9 Executive and Other Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees each of which must have at least two members and, to the extent provided in the resolution, shall have and may exercise all the authority of the Board of Directors, except as provided by law.

Section 10 Place of Meeting. Regular and special meetings of the Board of Directors shall be held at the principal place of business of the Corporation or at another place designated by the person or persons giving notice or otherwise calling the meeting within or without the State of California.

Section 11 Time, Notice and Call of Meetings. Regular meetings of the Board of Directors shall be held without notice at the time and on the date designated by resolution of the Board of Directors. Written notice of the time, date and place of special meetings of the Board of Directors shall be given to each director by mail delivery at least two days before the meeting.

Notice of a meeting of the Board of Directors need not be given to a director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting constitutes a waiver of notice of that meeting and waiver of all objections to the place of the meeting, the time of the meeting, and the manner in which it has been called or convened, except when a director states at the beginning of the meeting or promptly upon arrival at the meeting, objection to the transaction of business because the meeting is not lawfully called or convened.

Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors must be specified in the notice or waiver of notice of the meeting.

A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of an adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

Meetings of the Board of Directors may be called by the Chairman, any two directors or the President. Members of the Board of Directors (and any committee of the Board of Directors) may participate in a meeting of the Board of Directors (or committee) by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by these means constitutes presence in person at a meeting.

Section 12 Action Without a Meeting. Any action required to be taken at a meeting of the Board of Directors (or a committee of the Board of Directors), and any action which may be taken at a meeting of the Board of Directors (or a committee of the Board of Directors) may be taken without a meeting if a consent in writing, setting forth the action to be taken and signed by all of the directors (or members of the committee), is filed in the minutes of the proceedings of the Board of Directors. The action taken shall be deemed effective when the last director signs the consent, unless the consent specifies otherwise. Such written consent or consents shall be filed with the minutes of the Corporation.

ARTICLE III

OFFICERS

Section 1 Officers. The officers of the corporation shall consist of a President, one or more Vice Presidents, a Secretary and a Treasurer. The President and Treasurer must be “licensed persons” as defined by Cal. Corp. Code section 1340l(d) and, in the event the Corporation only bas one shareholder, such shareholder must serve as the President and Treasurer. No other officer is required to be a “licensed person”. Each person elected as an officer shall serve in that capacity until his successor is chosen by the directors at a regular or special meeting of the directors or until removed pursuant to Section 4 of this Article. All other officers and agents shall be chosen, serve for the terms, and have the duties determined by the directors. A person may hold two or more offices.

Section 2 Duties. The officers of this Corporation shall have the following duties:

The President shall preside at meetings of the Board of Directors. The President shall be the chief executive officer of the Corporation and shall have general and active management of the business and affairs of the Corporation subject to the direction of the Board of Directors. The President may enter into and execute in the name of the Corporation contracts or other instruments in the regular course of business or contracts or other instruments not in the regular course of business which are authorized, either generally or specifically, by the Board of Directors. He shall have the general powers and duties of management usually vested in the office of President of a corporation.

Any Vice President shall exercise the powers and perform the functions that are from time to time assigned to him by the President or the Board of Directors. Any Vice President shall have the powers and shall exercise the duties of the President when specifically directed by the Board of Directors.

The Secretary shall have custody of and maintain all of the corporate records including the corporate seal but except the financial records, shall record the minutes of all meetings of the shareholders and Board of Directors, send all notices of meetings and perform other duties prescribed by the Board of Directors or the President.

The Treasurer shall have custody of all financial records, shall keep full and accurate accounts of receipts and disbursements and render accounts at the annual meetings of shareholders and when required by the Board of Directors or the President, and shall perform other duties prescribed by the Board of Directors or the President.

Section 3 Contracts. No contract or other transaction between the Corporation and any other corporation shall be impaired, affected or invalidated, nor shall any director be liable in any way by reason of the fact that any one or more of the directors of the Corporation is or are interested in, or is a director or officer, or are directors or officers of such other corporation, provided that such facts are disclosed or made known to the Board of Directors.

Section 4 Absence or Incapacity of Officer. If an officer is absent or unable to act, the Board of Directors may delegate his powers for the time being to any other officer or person it selects.

Section 5 Resignation and Removal of Officer. An officer may resign at any time by delivering notice to the Corporation. The resignation shall be effective upon receipt, unless the notice specifies a later date. If the resignation is effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date provided the successor officer does not take office until the future effective date.

Any officer who becomes a disqualified person as defined by Cal. Corp. Code section 13401(e) shall cease to be an officer on the effective date of disqualification. The Board of Directors may remove any officer at any time, with or without cause. Any officer, if appointed by another officer, may be removed by that officer.

Section 6 Salaries. The Board of Directors may enter into employment agreements with any officer of the Corporation. Unless provided for in an employment agreement between the Corporation and an officer, all officers of the Corporation serve in their capacities without compensation.

Section 7 Bank Accounts. The Board of Directors shall designate the signatories on the Corporation’s checking accounts. The Corporation shall only have accounts with financial institutions as determined by the Board of Directors.

ARTICLE IV

STOCK CERTIFICATES

Section 1 Certificates for Shares. A certificate or certificates for shares of the capital stock of the Corporation shall be issued to each shareholder when any of these shares are fully paid, and the Board of Directors may authorize the issuance of certificates or shares as partly paid provided that these certificates shall state the amount of the consideration to be paid for them and the amount paid. Each certificate issued shall be signed by the President and the Treasurer.

Section 2 Registered Shareholders. No certificate shall be issued for any share until the share is fully paid. The Corporation shall be entitled to treat the holder of record of shares as the holder in fact and, except as otherwise provided by the laws of California, shall not be bound to recognize any equitable or other claim to or interest in the shares.

Section 3 Transfer of Shares. Shares of the Corporation shall be transferred on its books only after the surrender to the Corporation of the share certificates duly endorsed by the holder of record or attorney-in-fact. If the surrendered certificates are canceled, new certificates shall be issued to the person entitled to them, and the transaction recorded on the books of the Corporation.

Section 4 Lost, Stolen or Destroyed Certificates. If a shareholder claims to have lost or destroyed a certificate of shares issued by the Corporation, a new certificate shall be issued upon the delivery to Corporation of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, and, at the discretion of the Board of Directors, upon the deposit of a bond or other indemnity as the Board of Directors reasonably requires.

ARTICLE V

DISTRIBUTIONS

The Board of Directors may, from time to time, declare distributions to its shareholders in cash, property, or its own shares, so long as: (i) the amount of retained earnings of the Corporation immediately prior to the distribution equals or exceeds the sum of (A) the amount of the proposed distribution plus (B) the preferential dividends arrears amount; or, (ii) immediately after the distribution, the value of the Corporation’s assets would equal or exceed the sum of the total liabilities plus the preferential rights amount.

ARTICLE VI

CORPORATE RECORDS; SHAREHOLDERS’

INSPECTION RIGHTS; FINANCIAL INFORMATION

Section 1 Corporate Records.

(A) The Corporation shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors on behalf of the Corporation.

(B) The Corporation shall maintain accurate accounting records and a record of its shareholders in a form that permits preparation of a list of the names and addresses of all shareholders in alphabetical order by class of shares showing the number and series of shares held by each.

(C) The Corporation shall keep a copy of: its articles or restated articles of incorporation and all amendments to them currently in effect; these Bylaws or restated Bylaws and all amendments currently in effect; resolutions adopted by the Board of Directors creating one or more classes or series of shares and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding; the minutes of all shareholders’ meetings and records of all actions taken by shareholders without a meeting for the past three years; written communications to all shareholders generally or all shareholders of a class of series within the past three years, including the financial statements furnished for the last three years; a list of names and business street addresses of its current directors and officers; and its most recent annual report delivered to the California Secretary of State.

(D) The Corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

Section 2 Shareholders’ Inspection Rights. A shareholder or shareholders holding at least 5 percent in the aggregate of the outstanding voting shares of the Corporation shall have the right to inspect and copy the record of shareholders’ names and addresses and shareholdings during usual business hours upon five business days’ prior written demand upon the Corporation. The record copy of shareholders shall also be open to inspection and copying by any shareholder during normal business hours upon written demand on the Corporation, for a purpose reasonably related to such holder’s interest as shareholder.

The accounting books and records and minutes of proceedings of the shareholders and board and committees of the board of directors shall be open to inspection upon the written demand on the Corporation of any shareholder at any reasonable time during usual business hours, for a purpose reasonably related to such holder’s interest as a shareholder.

This Section 2 does not affect the right of a shareholder to inspect and copy the shareholders’ list described in Section 4 of Article I, if the shareholder is in litigation with the Corporation to the same extent as any other litigant or the power of a court to compel the production of corporate records for examination.

The Corporation may deny any demand for inspection if the demand was made for an improper purpose, or if the demanding shareholder has within the two years preceding his demand, sold or offered for sale any list of shareholders of the Corporation or of any other corporation, has aided or abetted any person in procuring any list of shareholders for that purpose, or has improperly used any information secured through any prior examination of the records of this Corporation or any other corporation.

Section 3 Financial Statements for Shareholders. Unless modified by resolution of the shareholders within 120 days after the close of each fiscal year, the Corporation shall furnish its shareholders with annual financial statements which may be consolidated or combined statements of the Corporation and one or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of cash flows for that year. If financial statements are prepared for the Corporation on the basis of generally accepted accounting principles, the annual financial statements must also be prepared on that basis.

If the annual financial statements are reported upon by a public accountant, his report must accompany them. If not, the statements must be accompanied by a statement of the President or the person responsible for the Corporation’s accounting records stating his reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation and describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year.

The Corporation shall mail the annual financial statements to each shareholder within 120 days after the close of each fiscal year or within any additional time thereafter as is reasonably necessary to enable the Corporation to prepare its financial statements. Thereafter, on written request from a shareholder who was not mailed the statements, the Corporation shall mail him the latest annual financial statements.

Section 4 Other Reports to Shareholders. If the Corporation indemnifies or advances expenses to any director, officer, employee or agent otherwise than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the Corporation, the Corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next annual shareholders’ meeting, or prior to the meeting if the indemnification or advance occurs after the giving of the notice but prior to the time the annual meeting is held. This report shall include a statement specifying and status threatened the persons paid, the amounts paid, and the nature at the time of that payment of the litigation or litigation.

If the Corporation issues or authorizes the issuance of shares for promises to render services in the future, the Corporation shall report in writing to the shareholders the number of shares authorized or issued, and the consideration received by the Corporation, with or before the notice of the next shareholders’ meeting.

ARTICLE VII

INDEMNIFICATION

Section 1 Indemnification.

(A) The Corporation shall, and does hereby, indemnify, to the fullest extent permitted or authorized by current or future legislation or current or future judicial or administrative decisions (but, in the case of any future legislation or decisions, only to the extent that it permits the Corporation to provide broader indemnification rights than permitted prior to any legislation or decision), each person (including the heirs, executors, administrators and estate of the person) who was or is a party, or is threatened to be made a party, or was or is a witness to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and any appeal from any completed action, suit or proceeding

(collectively, a “Proceeding”), against all liability (which for .purposes of this Article includes all judgments, settlements, penalties and fines) and costs, charges, and expenses (including attorneys’ fees, costs and expenses) asserted against him or incurred by him by reason of the fact that the person is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including serving as a fiduciary of an employee benefit plan).

(B) Notwithstanding the foregoing, except with respect to the indemnification specified in Section 3 of this Article, the Corporation shall indemnify a person entitled to indemnification under subsection (A) above in connection with a Proceeding (or any part of a Proceeding) initiated by an indemnified person only if authorization for the Proceeding (or any part of a Proceeding) was not denied by the Board of Directors of the Corporation within 60 days after receipt of notice of a Proceeding from the indemnified person.

Section 2 Advance of Costs, Charges and Expenses. Costs, charges and expenses (including attorneys’ fees, costs and expenses) incurred by a person referred to in Section 1(A) of this Article in defending a Proceeding shall be paid by the Corporation to the fullest extent permitted or authorized by current or future legislation or current or future judicial or administrative decisions (but, in the case of any future legislation or decisions, only to the extent that it permits the Corporation to provide broader rights to advance costs, charges and expenses than permitted prior to the legislation or decisions) in advance of the final disposition of the Proceeding, upon receipt of an undertaking reasonably satisfactory to the Board of Directors (the “Undertaking”) by or on behalf of the indemnified person to repay all amounts so advanced if it is ultimately determined that the person is not entitled to be indemnified by the Corporation as authorized in this Article; provided that, in connection with a Proceeding (or any part of a Proceeding) initiated by that person (except a Proceeding authorized by Section 3 of this Article), the Corporation shall pay the costs, charges and expenses in advance of the final disposition of the Proceeding only if authorization for the Proceeding (or any part of a Proceeding) was not denied by the Board of Directors of the Corporation within 60 days after receipt of a request for advancement accompanied by an Undertaking. A person to whom costs, charges and expenses are advanced pursuant to this Article shall not be obligated to repay pursuant to the Undertaking until the final determination of: (a) the pending Proceeding in a court of competent jurisdiction concerning the right of that person to be indemnified; or, (b) the. obligation of the person to repay pursuant to the Undertaking. The Board of Directors may, upon approval of the indemnified person, authorize the Corporation’s counsel to represent the person in any action, suit or proceeding, whether or not the Corporation is a party to that action, suit or proceeding.

Section 3 Procedure For Indemnification. Any indemnification or advance under this Article shall be made promptly, and in any event within 60 days after delivery of the written request of the director, officer or employee. The right to indemnification or advances as granted by this Article shall be enforceable by the director, officer or employee in any court of competent jurisdiction if the Corporation denies the request under this Article in whole or in part, or if no disposition of the request is made within the 60-day period after delivery of the request. The requesting person’s costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part in any action shall also be indemnified by the Corporation. There shall be a defense available to the Corporation to assert in action that indemnification is prohibited by law or that the claimant has not met the standard of conduct, if any, required by current or future legislation or by current or future judicial or administrative decisions for indemnification (but, in the case of future legislation or decision, only to the extent that the legislation does not impose a more stringent standard of conduct than permitted prior to the legislation or decisions). The burden of proving this defense shall be on the Corporation. Neither: (a) the failure of the Corporation (including its Board of Directors or any committee of it, its independent legal counsel and its shareholders) to have made a determination (prior to the commencement of the action) that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct, if any; nor, (b) the fact that there has been an actual determination by the Corporation (including its Board of Directors or any committee of it, its independent legal counsel and its stockholders) that the claimant has not met the applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 4 Survival of Indemnification. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may now or hereafter be entitled under any statute, agreement, vote of stockholders or disinterested directors or recommendation of counsel or otherwise, both as to actions in the person’s capacity as an officer, director or employee and as to actions in another capacity while still an officer, director or employee, and shall continue as to a person who has ceased to be a director or officer or employee and shall inure to the benefit of the estate, heirs, beneficiaries, executors and administrators of that person. All rights to indemnification under this Article shall be deemed to be a contract between the Corporation and each director, officer and employee of the Corporation described in Section 1 of this Article who serves or served in that capacity at any time while this Article is in effect. Any repeal or modification of this Article or any repeal or modification of relevant provisions of the GCL or any other applicable laws shall not in any way diminish the rights to indemnification of any director, officer or employee or the obligations of the Corporation arising under this Article for claims relating to matters occurring prior to the repeal or modification. The Board of Directors of the Corporation shall have the authority, by resolution, to provide for indemnification of employees or agents of the Corporation and for any other indemnification of the directors, officers and employees of the Corporation, as it deems appropriate.

Section 5 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including serving as a fiduciary of an employee benefit plan), against any liability asserted against him and incurred by him in that capacity or arising out of his status in that capacity, whether or not the Corporation would have the power to indemnify him against that liability under the provisions of this Article or the applicable provisions of the GCL.

Section 6 Savings Clause. If this Article or any portion is invalidated or held to be unenforceable on any ground by a court of competent jurisdiction, the Corporation shall nevertheless indemnify each director, officer and employee of the Corporation described in Section 1 of this Article to the fullest extent permitted by all applicable portions of this Article that have not been invalidated or adjudicated unenforceable, and as permitted by applicable law.

ARTICLE VIII

SHAREHOLDER RESTRICTIONS

Section 1 Shareholder Restrictions. Shares of this Corporation may be owned only by:

(a) Licensed persons as defined by Cal. Corp. Code section 13401(d); and

(b) A medical corporation with a single shareholder who is a licensed person as defined by Cal. Corp. Code section 13401(d).

Section 2 Restrictions on Transfer to Non-licensed Persons. Shares of this Corporation may be transferred only to licensed persons as defined by Cal. Corp. Code section 13401(d) or a medical corporation with a single shareholder who is a licensed person.

Section 3 Restrictions on Transfer Following Death or Disqualification. The shares of this Corporation owned by a person who dies, ceases to be an eligible shareholder, or becomes a disqualified person as defined by Cal. Corp. Code section 13401(e) for a period exceeding 90 days, shall be sold or transferred to the Corporation or its shareholders on such terms as are agreed on by the Corporation and its shareholders in a written agreement. The sale or transfer shall occur not later than six months after the death of a shareholder and not later than 90 days after the date on which a shareholder ceases to be an eligible shareholder or becomes a disqualified person.

ARTICLE IX

AMENDMENT

These Bylaws may be altered, amended or repealed, and new Bylaws adopted, by the Board of Directors or shareholders.

ARTICLE X

SEAL

The corporate seal shall be circular in form and include the name of the Corporation.

I HEREBY CERTIFY that the foregoing Bylaws of Anesthesia and Pain Management Services of California, Inc. are the Bylaws duly adopted by all of the directors of the Corporation pursuant to a written consent to organizational action dated as of October 3, 2013.

By:	/s/ Gilbert Drozdow
Name:	Gilbert Drozdow, Corporate Secretary